Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Atlas Corp.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-257967, 333-254536, 333-238178, and 333-230524) on Form F-3, the Registration Statement (No. 333-254537) on Form F-4, the Registration Statements (Nos. 333-151329, 333-202698 and 333-224291) on Form F-3D, and the Registration Statements (Nos. 333-173207, 333-189493, 333-200640, 333-212230, 333-222216, and 333-239578) on Form S-8 of Atlas Corp. of our report dated March 25, 2022, with respect to the consolidated balance sheets of Seaspan Corporation as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive income, shareholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes (collectively, the “consolidated financial statements”), which report appears in the Form 6-K dated March 25, 2022 of Atlas Corp.

/s/ KPMG LLP

Chartered Professional Accountants

March 25, 2022
Vancouver, Canada